Rosenber Rich
                                  Baker Bermann
                                    &COMPANY
                         ------------------------------
                         A PROFESSSIONAL ASSOCIATION OF
                          CERTIFIED PUBLIC ACCOUNTANTS
         380 Foothill Road - P.O. Box 6483 - Bridgewater, NJ 08807-0483
                    Phone: 908-231-1000 - FAX: 908-231-6894
                 Website: www.rrbb.com - E-Mail: info@rrbb.com



                                                        March 17,2005

Suncoast Naturals, Inc.
Attn: William Reilly, President
4800 No. Federal Highway Suite A-301
Bocas Raton, FL  33431

Dear Mr. Reilly:

Enclosed you will find our letter resigning as the independent auditors for Suncoast Naturals, Inc.

As required by SEC regulations you must file a Form 8-K report within four (4) business days of receipt of our resignation letter. The report must provide the information required by Item 304(a) of Regulation S-B. Please send us a copy of Form 8-K for our review prior to its being filed.

                                Very truly yours,

                                /s/ Rosenberg Rich Baker Berman & Company
                                -----------------------------------------
                                Rosenberg Rich Baker Berman & Company



c:  Edward J. Suozzo, CPA